Exhibit 10.17

Building Construction Contract

Party A: Chongqing Foguang Tourism Development (Group) Co., Ltd. (“Foguang”)
Party B: Chongqing Hongxing Construction Co., LTD (“Hongxing”)

Both parties executed the following contract (Chuangzi Temple- Figure of Mercy Buddha and Chuangzi Temple Road Construction) under the principle of mutual benefit and equal cooperation:

Chapter 1: Project Overview
1. Name of the project:
A) Chuangzi Temple- Figure of Mercy Buddha
B) Chuangzi Temple Road Construction

2. Location of the project: Group 6, Longqiao Village, Jiangnan Town, Changshou District

Chapter 2: Scope of work
Hongxing will contract the entire project, which includes transportation, earthwork excavation and backfilling in accordance with the blueprint and this agreement. The length and width of the Chuangzi Road is 1,500 meters and 7 meters. The gravel thickness, stone thickness and  C30 concrete thickness of the road are 30cm, 5cm and 20cm, respectively.

Chapter 3: Contract Amount
1. Chuangzi Temple: 18.50 Million RMB
2. Chuangzi Road: 5.10 Million RMB
Total contract amount is: 23.60 Million RMB.  This amount includes all management fee, tool fees, transportation fees, insurance fees and taxes of the entire project.

Chapter 4: Construction Period (150 Days)
1. Commencement Date: November 1, 2010
2. Completion Date: March 31, 2011

Chapter 5: Technical Requirement
1. Hongxing shall command construction workers to perform the work in accordance with the construction specifications and construction regulations.
2. The process of construction is technical clarification, construction, inspection and acceptance. Before the completion of the prior process, the contractor cannot start the second step of the constriction process.

Chapter 6: Obligations and Tasks of Parties
1. Obligation and tasks of Foguang
A) Coordinate the working relationship for Hongxing.
B) Send the management team to the construction site. Foguang shall supervise the construction steps and process orders, and the quality of the construction building.

2. Obligation and tasks of Hongxing
A) Strictly enforce the requirements on the project schedule, quality and safety in accordance with the contract terms.
B) Strengthen the work management. Hongxing shall educate workers to comply with the law. Hongxing shall apply temporary residence permits for mobile workers. Hongxing shall enhance safety, fire and security awareness.

C) Ensure that all type of workers have valid certificates for performing related works.
D) Hongxing must submit the schedule of the construction work for current month to Foguang. Also, Hongxing shall report the amount of completed work to Foguang on the 25th every month.

Chapter 7: Project Acceptance
1. The acceptance of the project will be based on the National Quality Standards of the Construction Work.  All different type of works must be qualified under this main project.
2. Only the employee who is designated by Foguang can sign off on the acceptance report.
3. If the quality of the constriction is not qualified and cased by the Hongxing, Hongxing shall be responsible for all costs of repair and reconstruction.

Chapter 8: Payments
Foguang shall make a payment, which is close to 80% of the total construction work in that month. If Hongxing did not complete the scheduled construction works in that month, Foguang only needs to make a payment, which is equivalent to 70% of the total construction work. After signature of both parties, the project funds will be paid by bank transfer.
1. If the quality of the project meets the regulations and standards of the authority department, Foguang shall make a full payment in accordance with this contract; if the quality of the projects does not meet the construction standard, Foguang only needs to make 90% of the payments to Hongxing.
2. All payments shall be made within one month after acceptance.

Chapter 9: Safety Responsibility
Hongxing must perform the construction work in accordance with Foguang’s regulation. If Hongxing violated the security regulation and caused security incidents, Hongxing shall be responsible for all fees incurred.  Foguang shall not be responsible for any economic and legal responsibilities.

Chapter 10: Matters not mentioned herein shall be settled or negotiated by both parties. The new terms will be made as the supplement contract for this agreement.

Chapter 11: Other Agreement
If Foguang is not satisfied with Hongxing’s construction work, Foguang has rights to hire other contractors for completing the remaining construction work.

Chapter 12: The contract has been written in triplicate. Each of the parties shall keep one of the copies. All copies shall have the same legal effect.

Seal of Chongqing Foguang Tourism Development (Group) Co., Ltd.

Seal of Chongqing Hongxing Construction Co., Ltd.

Date: November 1, 2010